Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Metalico, Inc. of our report dated March 16, 2009, except the retrospective adoption of accounting guidance related to noncontrolling interests described in Note 25, as to which the date is March 16, 2010, relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Metalico, Inc. for the year ended December 31, 2009.

/s/ McGladrey & Pullen, LLP
Peoria, Illinois August 6, 2010